Exhibit 99.1

Press Release dated September 17, 2009

BEMIS COMPANY, INC.
One Neenah Center, 4th Floor
P.O. Box 669
Neenah, Wisconsin 54957-0669

For additional information please contact:

Melanie E. R. Miller

Vice President, Investor Relations and Treasurer

(920) 527-5045

Kristine Pavletich

Public Relations Specialist

(920)527-5159

BEMIS COMPANY PROVIDES UPDATE REGARDING PROPOSED ACQUISITION OF ALCAN PACKAGING FOOD AMERICAS

NEENAH, WISCONSIN, September 17, 2009 — Bemis Company, Inc. (NYSE: BMS) today announced that late yesterday it received a request for additional information and documentary material, often referred to as a “Second Request,” from the United States Department of Justice (DOJ) in connection with its Hart-Scott-Rodino regulatory review of Bemis’ proposed acquisition of the Food Americas operations of Alcan Packaging from Rio Tinto plc, announced on July 5, 2009.  Bemis will continue to work cooperatively with the DOJ and expects the transaction to close by the end of 2009.

About Bemis Company, Inc.

Bemis Company is a major supplier of flexible packaging and pressure sensitive materials used by leading food, consumer products, manufacturing, and other companies worldwide. Founded in 1858, Bemis reported 2008 net sales of $3.8 billion. We have a strong technical base in polymer chemistry, film extrusion, coating and laminating, printing, and converting.  Headquartered in Neenah, Wisconsin, Bemis employs about 15,800 individuals in 61 manufacturing facilities in 11 countries around the world.  More information about the Company is available at our website, www.bemis.com.

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